                                  EXHIBIT 31.2

                                 CERTIFICATIONS

         I, Donald S. Ellington, Senior Vice President of Finance and Administration of Integrity Media, Inc., certify that:

         1. I have reviewed this annual report on Form 10-K of Integrity Media, Inc.; and

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:  April 28, 2004


                            /s/ Donald S. Ellington
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                              Donald S. Ellington
              Senior Vice President of Finance and Administration